UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported): May 10, 2004

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

Item 5.   Other Events and Regulation FD Disclosure.

On May 10, 2004, Harris Corporation issued a press release announcing the signing of an agreement to sell its telecom tools, test sets and test systems product lines to Danaher Corporation. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

99.1	Press release of Harris Corporation, dated May 10, 2004.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

		By:	/s/ Bryan R. Roub
		Name: Title:	Bryan R. Roub Senior Vice President and Chief Financial Officer

Date:	May 10, 2004